UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2019

DOUGHERTY’S PHARMACY, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-27945

Delaware	75-2900905
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

5924 ROYAL LANE, SUITE 250

DALLAS, TEXAS 75230

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 972-250-0945

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240. 12b-2).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2019, Dougherty’s Pharmacy, Inc. (the “Company”) announced that it has named Stewart Edington (age 51) as the Company’s new President and Chief Executive Officer. In addition to those duties, Mr. Edington will also assume temporary duties as the Company’s Interim Chief Financial Officer. Jim Leslie, who has been acting as Interim CEO and CFO, will remain as the Company’s Chairman of the Board.

Edington brings over 30 years of experience in the pharmacy industry leading some of the largest pharmacy chains in the United States. He joins Dougherty’s from Gelson’s Pharmacy, where he served as Director of Operations from 2016 to 2017. Previously, he was Vice President of Pharmacy Operations at Haggen Food & Pharmacy from 2015 to 2016. Edington also served in various roles at Albertsons, including Divisional Pharmacy Manager from 2003 to 2011, and Vice President of Pharmacy Operations from 2011 to 2014. While employed with Albertsons, he helped cultivate a strategy that successfully delivered on a number of operational initiatives, consistently exceeding organizational goals and objectives. He was also an integral part of the turnaround team during his tenure at Albertsons, working closely with Cerberus Capital Management, L.P., a private equity firm that owns and operates Albertsons.

In addition to this appointment, the Company has also appointed John D. Abouchar as a consultant and advisor to the Company’s Board of Directors.

Item 9.01	Financial Statements and Exhibits

(d)       The following exhibit is furnished herewith:

99.1       Press Release Dated February 7, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2019

Dougherty’s Pharmacy, Inc.

By:	/s/ Stewart Edington
Stewart Edington President and Chief Executive Officer & Interim Chief Financial Officer